TENTH AMENDMENT TO EMPLOYMENT AGREEMENT

         TENTH AMENDMENT, dated as of the 1st day of February, 1999, to the Employment Agreement, dated as of June 30, 1986, by and between SOUND ADVICE, INC., a Florida corporation (the "Employer"), and MICHAEL BLUMBERG (the "Employee"), as previously amended by that First Amendment to Employment Agreement, dated as of May 15, 1989, that Second Amendment to Employment Agreement, dated as of October 27, 1989, that Third Amendment to Employment Agreement, dated as of July 1, 1992, that Fourth Amendment to Employment Agreement, dated as of July 1, 1993, that Fifth Amendment to Employment Agreement, dated as of July 1, 1994, that Sixth Amendment to Employment Agreement, dated as of July 1, 1995, that Seventh Amendment to Employment Agreement, dated as of July 1, 1996, that Eighth Amendment to Employment Agreement, dated as of March 24, 1997 and that Ninth Amendment to Employment Agreement, dated as of March 18, 1998 (collectively, the "Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Employee and the Employer mutually desire and each of them is willing, in accordance with the terms and conditions specifically set forth below, to amend the Agreement, it being understood by the Employee and the Employer that all terms and conditions of the Agreement not otherwise modified by this Tenth Amendment thereto shall remain effective and continue operating in full force throughout the entire term of the Agreement, as amended.

         NOW, THEREFORE, for and in consideration of the covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:



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         1.       TERM.  Section 2  of the  Agreement is hereby  amended to
provide that the term of the Agreement is hereby extended for another three years or until January 31, 2002.

         2. BASE COMPENSATION. Section 4(a) of the Agreement is hereby amended to provide that the Base Compensation of the Employee shall be Three Hundred Twenty Thousand Dollars ($320,000) per year, which amount may be increased or otherwise modified per such Section 4(a).

         3. BONUS. In lieu of any bonus arrangement set forth in Section 4(b) of the Agreement, the Employee shall be entitled to participate in the Employer's annual incentive bonus plan and long term incentive stock option program adopted in December 1994 by the Employer's Board of Directors and the Stock Option Committee thereof, respectively.

         4. TERMINATION OF EMPLOYMENT. Effective as of the date first written above, Section 7(a) of the Agreement shall be amended by adding thereto the following subsection 7(a)(v):

               "in the sole discretion of the Employer for any reason other than Cause."

         5. TERMINATION OF EMPLOYMENT. Effective as of the date first written above, the final paragraph of Section 7(a) is hereby amended by deleting therefrom the word "and" immediately preceding clause (c) thereof and adding to the end thereof the following:

              "and (d) Section 7(a)(v) immediately upon notice given by the Company to the Employee."

         6. TERMINATION OF EMPLOYMENT. Effective as of the date first written above, Section 7(b) of the Agreement is hereby deleted in its entirety and shall be restated as follows:

                  "(b)     In the event of a  termination  of the  Employee's
 employment  hereunder, the Employee shall be entitled to the following:



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                           (i) in the event of a termination pursuant to Section
         7(a)(i), the Employee shall be entitled to receive (A) any Base Compensation and Bonus owed to him hereunder to the Effective Date of such termination and (B) for a period of one year from the Effective Date his Base Compensation and thereafter shall not be entitled to any further compensation, remuneration or perquisites hereunder;

                           (ii) in the event of a termination pursuant to
         Section 7(a)(ii), the Employee shall be entitled to receive (A) any Base Compensation and Bonus owed to him hereunder to the Effective Date of such termination and (B) for a period of one year from the Effective Date (1) his Base Compensation reduced by the sum of all periodic payments the Employee receives by virtue of his disability (x) pursuant to any disability policy paid for by the Employer pursuant to Sections 5(a)(iii) or 5(b) hereof and (y) in the form of Florida State Disability Benefits and/or Social Security Benefits and (2) all of the perquisites set forth in Sections 5(a)(i), 5(a)(ii), 5(a)(iii) and 5(b) hereof and thereafter shall not be entitled to any further compensation, remuneration or perquisites hereunder;

                           (iii) in the event of a termination pursuant to
         Section 7(a)(iii), the Employee shall be entitled to receive any Base Compensation and Bonus owed to him hereunder to the Effective Date of such termination and thereafter shall not be entitled to any further compensation, remuneration or perquisites hereunder;

                           (iv) In the event of a termination pursuant to
         Section 7(a)(iv) hereof, if the Employee remains and continues as an employee of the Employer until the Effective Date of the Change in Control unless the Employee is terminated by the Employer prior to the Effective Date of the Change in Control other than for Cause, the Employee shall be entitled to receive, in one lump sum payment payable in full on the Effective Date of the Change in Control (A) any Base Compensation and Bonus owed to him hereunder to the Effective Date of such termination and (B) three years Base Compensation plus three times the amount of the Bonus received by the Employee for the last full fiscal year prior to the Effective Date of the Change in Control; and

                           (v) in the event of a termination pursuant to Section 7(a)(v) hereof, the Employee shall be entitled to receive in one lump sum payment payable in full on the Effective Date (A) any Base Compensation and Bonus owed to him hereunder to the Effective Date of such termination and (B) three years Base Compensation plus three times the amount of the Bonus received by the Employee for the last full fiscal year prior to the Effective Date and thereafter shall not be entitled to any further compensation, remuneration or perquisites hereunder."

                           For purposes of Section 7(c)(iv) the following terms will have the meanings set forth below:

                           (P) A "Change in Control" shall be deemed to have occurred upon any of the following events: (i) the acquisition in one or more transactions by any "person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "beneficial ownership" (within


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         the meaning of Rule 13d-2 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Employer's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes hereof the Voting Securities acquired (by sale, merger, consolidation or in any other manner) from the Employer by any person shall be excluded from the determination of such person's beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or (ii) the individuals who, as of the date hereof, are members of the Board of Directors of the Employer (the "Incumbent Board") cease for any reason to constitute more than one-half of the Board; provided, however, that, if the election, or nomination for election by the Employer's shareholders, of any new director was approved by a vote of more than one-half of the Incumbent Board, such new director shall, for purposes hereof, be considered as a member of the Incumbent Board; or (iii) approval by the shareholders of the Employer of (A) a merger or consolidation involving the Employer if the shareholders of the Employer immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than one-half of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation (unless, however, the event described in subparagraph (ii) above does not occur in connection therewith) or (B) a complete liquidation or dissolution of the Employer or an agreement for the sale or other disposition of all or substantially all of the assets of the Employer; provided, however, that, notwithstanding the foregoing, (x) a change in control shall not be deemed to occur solely because fifteen percent (15%) or more of the then outstanding Voting Securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Employer or any of its subsidiaries, (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Employer in the same proportion as their ownership of stock in the Employer immediately prior to such acquisition or (3) the Employee and/or Peter Beshouri or any person directly or indirectly controlled, under common control with or controlled by either or both of them, and (y) a change in control shall not be deemed to occur solely because any person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Employer which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a change in control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Employer and, after such share acquisition by the Employer, the Subject Person becomes the beneficial owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a change in control shall occur.

                           (Q) The "Effective Date of the Change in Control" shall be the later to occur of the closing date or the effective date (as the case may be) of the transaction or event resulting in the Change in Control; provided, however, that, notwithstanding the


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         foregoing, the Effective Date of the Change in Control solely for the event set forth in item (i) of subsection (P) of this Section 7(c)(iv) shall be the date fifteen (15) business days after the occurrence of such event.

         7. EFFECT. Except as otherwise modified by this Tenth Amendment, all terms, conditions and provisions of the Agreement shall remain effective and continue operating in full force throughout the entire term of the Agreement, as amended.

         8. CAPTIONS. Paragraph titles or captions contained in this Tenth Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Tenth Amendment or the intent of any provision hereof.


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         IN WITNESS WHEREOF, the Employee has hereunto set his hand and the
Employer has caused this Amendment to be executed by its duly authorized officer effective as of the day and year first above written.




                                   SOUND ADVICE, INC.


                                  By:__________________
                                     PETER BESHOURI
                                     President


                                     EMPLOYEE:

                                  ________________
                                  MICHAEL BLUMBERG